UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2013

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)
(312) 544-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Boeing Company (the “Company”) held its Annual Meeting of Shareholders on April 29, 2013. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	David L. Calhoun	526,766,106	23,416,364	4,658,889	102,074,626
	Arthur D. Collins, Jr.	533,173,131	17,096,815	4,571,413	102,074,626
	Linda Z. Cook	541,004,911	9,703,928	4,132,520	102,074,626
	Kenneth M. Duberstein	523,424,798	26,926,608	4,489,953	102,074,626
	Edmund P. Giambastiani, Jr.	540,776,717	9,468,416	4,596,226	102,074,626
	Lawrence W. Kellner	541,129,370	9,075,080	4,636,909	102,074,626
	Edward M. Liddy	534,504,795	15,537,070	4,799,494	102,074,626
	W. James McNerney, Jr.	526,229,444	22,358,714	6,253,201	102,074,626
	Susan C. Schwab	541,122,648	9,529,743	4,188,968	102,074,626
	Ronald A. Williams	534,147,184	16,132,529	4,561,646	102,074,626
	Mike S. Zafirovski	533,005,664	17,229,377	4,606,318	102,074,626

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Advisory Vote to Approve Named Executive Officer Compensation	505,157,574	42,907,380	6,776,405	102,074,626

		Votes For	Votes Against	Abstentions
3.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2013	642,671,092	10,298,071	3,946,822

		Votes For	Votes Against	Abstentions	Broker Non-Votes
4.	Shareholder Proposal - Extraordinary Retirement Benefits	164,953,125	383,676,478	6,211,756	102,074,626

		Votes For	Votes Against	Abstentions	Broker Non-Votes
5.	Shareholder Proposal - Written Consent	187,754,597	359,884,127	7,202,635	102,074,626

		Votes For	Votes Against	Abstentions	Broker Non-Votes
6.	Shareholder Proposal - Executives to Retain Significant Stock	134,155,277	414,172,270	6,513,812	102,074,626

		Votes For	Votes Against	Abstentions	Broker Non-Votes
7.	Shareholder Proposal - Independent Board Chairman	232,788,775	316,781,174	5,271,410	102,074,626

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary

Dated:	April 30, 2013